Exhibit 99.1

ANADIGICS ANNOUNCES THAT A COMPETING BIDDER HAS MADE A
SUPERIOR OFFER TO ACQUIRE THE COMPANY AT $0.58 PER SHARE

WARREN, N.J., December 30, 2015 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that a competing bidder's offer that the Company disclosed on December 23, 2015 had been determined by the Company’s Board of Directors to be a "Superior Offer" delivered to the Company sometime after 9:00 p.m. Eastern Time on December 29, 2015 an amended proposed merger agreement pursuant to which the bidder, subject to the terms of said agreement, has increased its per-share offer price to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis from $0.54 to $0.58 net in cash, pursuant to an all-cash tender offer and second-step merger (the "December 29, 2015 Proposed Merger Agreement"). The Company's Board of Directors, after consultation with its financial and legal advisors, has unanimously determined that the December 29, 2015 Proposed Merger Agreement constitutes a "Superior Offer," as that term is defined in the previously announced November 11, 2015 agreement and plan of merger pursuant to which affiliates of GaAs Labs, LLC ("GaAs Labs") offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.35 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "GaAs Labs Merger Agreement"). As announced on December 29, 2015, GaAs Labs increased its per-share offer price to $0.54.

In accordance with the terms of the GaAs Labs Merger Agreement, ANADIGICS has notified GaAs Labs of the December 29, 2015 Proposed Merger Agreement and the Board of Directors' determination that it constitutes a Superior Offer. As provided in the GaAs Labs Merger Agreement, GaAs Labs has the right, exercisable within two (2) business days, in which to deliver to the Company an acquisition proposal that would cause the December 29, 2015 Proposed Merger Agreement to no longer constitute a "Superior Offer."

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This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock are being made pursuant only pursuant to the tender offer statement on Schedule TO that Aloha Holding Company, Inc. (“Aloha”) and Aloha Acquisition Sub, Inc., a wholly owned subsidiary of Aloha, filed with the SEC on November 24, 2015, as amended to date. The Company also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on November 24, 2015, as amended to date. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com